Compañía Cervecerías Unidas S.A.

Exhibit 4: Segment Information - Six Month Ended June 30, 2003

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	67,335	65,218	13,884	11,343	52,935	53,663	38,692	33,980	2,082	104
Other products (*)	1,276	1,021	699	422	747	247	200	211	6,661	6,312
Total	68,611	66,239	14,583	11,764	53,683	53,910	38,893	34,191	8,743	6,417
% change	3.6%		24.0%		-0.4%		13.8%		36.3%

Cost of sales	(29,568)	(27,920)	(9,841)	(9,245)	(26,748)	(25,082)	(24,877)	(21,027)	(6,444)	(4,770)
% of sales	43.1%	42.2%	67.5%	78.6%	49.8%	46.5%	64.0%	61.5%	73.7%	74.3%

SG&A (**)	(24,463)	(23,804)	(8,202)	(8,342)	(24,737)	(24,684)	(10,906)	(9,011)	(2,368)	(476)
% of sales	35.7%	35.9%	56.2%	70.9%	46.1%	45.8%	28.0%	26.4%	27.1%	7.4%

Operating profit	14,580	14,515	(3,460)	(5,823)	2,197	4,144	3,110	4,154	(69)	1,170
% change	0.4%		40.6%		-47.0%		-25.1%		NM
% of sales	21.3%	21.9%	-23.7%	-49.5%	4.1%	7.7%	8.0%	12.1%	-0.8%	18.2%

Depreciation	9,042	8,879	4,020	5,085	5,600	5,749	1,273	941	675	676
Amortization	392	331	254	258	73	75	209	123	3	1
EBITDA	24,014	23,725	814	(480)	7,870	9,968	4,592	5,218	608	1,847
% change	1.2%		NM		-21.0%		-12.0%		-67.1%
% of sales	35.0%	35.8%	5.6%	-4.1%	14.7%	18.5%	11.8%	15.3%	7.0%	28.8%
* The "Other products" line corresponds to intercompany sales in the "Other" segment.
** An administrative expenses reallocation (from beer Chile to others) was done in the first quarter figures

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine
	2003	2002	2003	2002	2003	2002	2003	2002
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	1,758,678	1,693,837	859,290	679,674	1,981,203	1,972,704	572,999	439,782
% change	3.8%		26.4%		0.4%		30.3%

					Soft Drinks		Chile - Domestic
					1,470,904	1,482,634	226,984	235,653
					-0.8%		-3.7%
					Nectars		Chile - Export
					149,267	121,651	227,322	202,549
					22.7%		12.2%
					Mineral Water
					361,032	368,419	Argentina - Domestic
					-2.0%		13,383	1,580
							747.0%
							Argentina - Export
							105,310

* Volumes include exports of 21,842 ( 16,635 to Chile) and 11,403 ( 9,225 to Chile) hectoliters in 2003 and 2002 respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 34.9 million and 34.7 million in 2003 & 2002, respectively.

					Total		Total
Price (Ch$ / HL)	38,287	38,503	16,157	16,688	26,719	27,203	67,526	77,265
% change (real)	-0.6%		-3.2%		-1.8%		-12.6%

					Soft Drinks		Chile - Domestic
					26,751	27,377	45,816	48,191
					-2.3%		-4.9%
					Nectars		Chile - Export
					37,894	38,760	104,306	111,296
					-2.2%		-6.3%
					Mineral Water
					21,967	22,687	Argentina - Domestic
					-3.2%		48,893	50,987
							-4.1%
							Argentina - Export
							37,295